                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Journal Register Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        JOURNAL REGISTER COMPANY [LOGO]

                                                                  March 31, 1998

Dear Fellow Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Journal Register Company, which will be held on Friday, May 15, 1998, at the Merrill Lynch Corporate Center, 900 Scudders Mill Road, Plainsboro, New Jersey 08536, at 10:00 a.m., local time.

    The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope that many of you will be able to attend our first Annual Meeting in person. If you plan to attend, please write your name on the enclosed admission ticket and bring it with you to the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

    Thank you for your support of our Company.

                                          Sincerely,

                                          /s/ Robert M. Jelenic

                                          Robert M. Jelenic
                                          Chairman, President and Chief
                                          Executive Officer

                        JOURNAL REGISTER COMPANY [LOGO]

                              STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1998
                            ------------------------

To the Stockholders of Journal Register Company:

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Journal Register Company, a Delaware corporation (the "Company"), will be held on May 15, 1998, at the Merrill Lynch Corporate Center, 900 Scudders Mill Road, Plainsboro, New Jersey 08536, at 10:00 a.m., local time, for the following purposes:

1. To elect two Class A directors to hold office until the 2001 Annual Meeting of Stockholders;

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 1998; and

3. To transact such other business as may properly be presented at the 1998 Annual Meeting and at any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 26, 1998 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the 1998 Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of the Company at State Street Square, 50 West State Street, Trenton, New Jersey 08608-1298 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Jean B. Clifton

                                          Jean B. Clifton
                                          SECRETARY

Trenton, New Jersey
March 31, 1998

 PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                        JOURNAL REGISTER COMPANY [LOGO]

                              STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is being furnished to stockholders of Journal Register Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Friday, May 15, 1998, at the Merrill Lynch Corporate Center, 900 Scudders Mill Road, Plainsboro, New Jersey 08536, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth herein.

    Only holders of record of Common Stock as of the close of business on March 26, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 48,437,500 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE TWO NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1998 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    This Proxy Statement and the accompanying proxy card are being mailed to Company stockholders on or about March 31, 1998.

    Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Assistant Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Melissa L. Capestro, Assistant Secretary.

    In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) will be included. The Company's Amended and Restated By-laws (the "By-laws") provide that directors are elected by a plurality of the votes cast at the meeting and that all other matters must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (unless the matter is one for which the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation or the By-laws require a greater vote). Therefore, with respect to any matter requiring approval of the affirmative vote of a majority of the shares present in person or represented by proxy, abstentions will have the same effect as a vote against the matter but, with respect to the election of directors, abstentions will be excluded when calculating the number of votes cast on the matter. In all instances, broker non-votes will be excluded from the calculation.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    The number of directors of the Company, as determined by the Board, is currently eight. The Board has not yet selected a candidate to fill the open Class C directorship. The Board consists of three classes: Class A, Class B and Class C. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the By-laws, the Board has determined that Class A directors are to be elected at the Annual Meeting, Class B directors are to be elected at the Annual Meeting of Stockholders to be held in the year 1999 and Class C directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2000.

    At the Annual Meeting, two Class A directors are to be elected to the Board, to serve until the Annual Meeting of Stockholders to be held in 2001. The nominees for election at the Annual Meeting are Douglas M. Karp and John R. Purcell. Both nominees are presently directors of the Company. If either nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that either nominee will be unable or unwilling to serve as a director.

    The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors, the class to which each director has been nominated for election or elected, their principal occupations at present, the positions and offices, if any, held by each director with the Company in addition to their position as a director, and the period during which each has served as a director of the Company.

                                                                                                             SERVED AS A
                                                                      PRINCIPAL OCCUPATION -- POSITION     DIRECTOR OF THE
NAME                                                        AGE                     HELD                    COMPANY SINCE
------------------------------------------------------      ---      -----------------------------------  -----------------
CLASS A--1998
Douglas M. Karp.......................................          43   Managing Director of E.M. Warburg,            1997
                                                                     Pincus & Co., LLC
John R. Purcell.......................................          66   Chairman and Chief Executive                  1997
                                                                     Officer of Grenadier Associates
                                                                     Ltd.
CLASS B--1999
Sidney Lapidus........................................          60   Managing Director of E.M. Warburg,            1997
                                                                     Pincus & Co., LLC
Jean B. Clifton.......................................          37   Executive Vice President, Chief               1997
                                                                     Financial Officer, Treasurer and
                                                                     Secretary
Joseph A. Lawrence....................................          48   Executive Vice President and Chief            1997
                                                                     Financial Officer of LCI
                                                                     International, Inc.
CLASS C--2000
John L. Vogelstein....................................          63   Vice Chairman and President of E.M.           1997
                                                                     Warburg, Pincus & Co., LLC
Robert M. Jelenic.....................................          47   Chairman, President and Chief                 1997
                                                                     Executive Officer

CLASS A DIRECTORS

    DOUGLAS M. KARP has been a director of the Company since March 1997. Mr. Karp has been a General Partner of Warburg, Pincus & Co. ("WP") and a Member and Managing Director of E.M. Warburg, Pincus & Co., LLC ("EMWP") and its predecessors since 1991. Mr. Karp is a director of LCI International, Inc. ("LCI"); TresCom International, Inc.; TV Filme, Inc.; Paging Network do Brasil S.A.; and several privately held companies.

    JOHN R. PURCELL has been a director of the Company since June 1997. Mr. Purcell has been Chairman and Chief Executive Officer of Grenadier Associates Ltd., a venture banking firm, since 1989. From 1991 to 1996, Mr. Purcell was also Chairman of Donnelly Marketing, Inc., a data-based direct marketing company. From 1987 to 1990, Mr. Purcell served as Chairman of Mindscape, Inc., an educational and entertainment computer software company. From 1982 to 1986, Mr. Purcell was Chairman and President of SFN Companies, Inc., a communications company. Prior to 1982, Mr. Purcell was also an Executive Vice President of CBS, Inc. and was a Senior Vice President, Finance and Business Operations of Gannett Co., Inc. Mr. Purcell is a director of Bausch & Lomb, Inc.; Technology Solutions Company; Omnicom Group, Inc.; and Repap Enterprises Inc.

CLASS B DIRECTORS

    SIDNEY LAPIDUS has been a director of the Company and its predecessors for more than the past five years. Mr. Lapidus has been a General Partner of WP and a Member and Managing Director of EMWP and its predecessors since 1982, where he has been employed since 1967. Mr. Lapidus is a director of Caribiner International, Inc.; Grubb & Ellis Company; Knoll, Inc.; Lennar Corporation; Panavision Inc.; and several privately held companies.

    JEAN B. CLIFTON has been a director of the Company and its predecessors for more than the past five years. Ms. Clifton is the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, positions she has held since the Company's inception. Prior to joining the Company, Ms. Clifton, a Certified Public Accountant, had been employed by Arthur Young & Co. (a predecessor to Ernst & Young LLP). Ms. Clifton has 12 years of senior management experience in the newspaper industry. Ms. Clifton is a member of the Board of Trustees of Junior Achievement of Central New Jersey and the Postal Affairs and Employee Benefits Committees of the Newspaper Association of America.

    JOSEPH A. LAWRENCE has been a director of the Company since August 1997. Mr. Lawrence has been Executive Vice President of LCI since August 1997 and Chief Financial Officer of LCI since October 1993. From October 1993 to August 1997, Mr. Lawrence was Senior Vice President of Finance and Development of LCI. From 1990 to 1993, Mr. Lawrence was Vice President of Finance and Administration for MCI Communications Corporation's Consumer Markets division and from 1985 to 1990 was Senior Vice President of Finance for MCI Communications Corporation's Mid-Atlantic division.

CLASS C DIRECTORS

    JOHN L. VOGELSTEIN has been a director of the Company and its predecessors for more than the past five years. Mr. Vogelstein is a General Partner of WP and a Member, Vice Chairman and President of EMWP, where he has been employed since 1967. Mr. Vogelstein is a director of ADVO Inc.; Aegis Group plc.; Golden Books Family Entertainment, Inc.; Knoll, Inc.; LCI; Mattel, Inc.; Vanstar Corporation; and several privately held companies.

    ROBERT M. JELENIC has been a director of the Company and its predecessors for more than the past five years. Mr. Jelenic is the Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer since the inception of the Company in 1990. A Chartered Accountant, Mr. Jelenic began his business career with Arthur Andersen in Toronto, Canada. Mr. Jelenic has 22 years of senior management experience in the newspaper industry, including 12 years with the Toronto Sun Publishing Corp. Mr. Jelenic is a director of the Newspaper Association of America.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DOUGLAS M. KARP AND JOHN R. PURCELL AS CLASS A DIRECTORS.

                   GENERAL INFORMATION RELATING TO THE BOARD

THE BOARD

    The business and affairs of the Company are managed by the Board. To assist it in carrying out its duties, the Board has delegated certain authority to two committees. The Board held two meetings in 1997. Each member of the Board attended at least 75% of the aggregate meetings of the Board and the committees thereof of which he or she was a member during 1997.

COMMITTEES OF THE BOARD

    During 1997, the standing committees of the Board consisted of an Audit Committee, established in September 1997, and a Compensation Committee, established in May 1997. During 1997, the Board did not have a nominating committee or any committee performing similar functions and all matters which would be considered by such a committee were acted upon by the full Board. The By-laws provide, in general, that if a stockholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to such annual meeting nor later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must include (a) as to each person who the stockholder proposes to nominate for election or reelection, all information relating to the proposed nominee required by the Securities and Exchange Commission (the "Commission") to be disclosed in solicitations of proxies for election of directors in an election contest or, is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), or,
(b) as to any other business, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, the required stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Company's Secretary at its principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The foregoing is only a summary of detailed provisions of the By-laws and is qualified by reference to the text thereof.

    During 1997, the Audit Committee, consisting of Messrs. Purcell and Lawrence, held one meeting. The Audit Committee reviews annually the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors as to their selection and reviews the planning, fees and results of the audit.

    During 1997, the Compensation Committee, consisting of Messrs. Karp (from May 1997 to the present), Purcell (from September 1997 to the present), Lawrence (from September 1997 to the present) and Vogelstein (from May 1997 to September
1997), held one meeting. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management and for administering the 1997 Plan (as hereinafter defined).

COMPENSATION OF DIRECTORS

    Independent directors receive an annual fee of $10,000, a fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting attended by telephone conference call. All directors are reimbursed for all reasonable expenses incurred in connection with their attendance at Board meetings. Under the 1997 Plan, the Company grants independent directors, during the term of their directorships, non-qualified stock options ("NQOs") to purchase 10,000 shares of Common Stock annually on terms and conditions specified by the Compensation Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Executives"), with respect to the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                            --------------------------------
                                                   COMPENSATION(1)                               SECURITIES
NAME AND                                      -------------------------           LTIP           UNDERLYING     ALL OTHER
PRINCIPAL POSITION                       YEAR SALARY($)     BONUS($)         PAYOUTS($)(2)       OPTIONS (#)  COMPENSATION(3)
---------------------------------------- ---- ---------  --------------     ----------------     -----------  -------------
Robert M. Jelenic....................... 1997 $ 825,000  $   10,497,142(4)    $    431,137         645,834        $24,750
  Chairman, President and                1996   800,000         200,000            326,667          --             24,000
    Chief Executive Officer              1995   775,000         200,000            252,000          --              4,500

Jean B. Clifton......................... 1997   445,000       5,268,571(4)         190,746         322,916         13,350
  Executive Vice President,              1996   425,000         125,000            143,850          --             12,750
    Chief Financial Officer,             1995   405,000         125,000            110,250          --              4,500
    Treasurer and Secretary

William J. Rush......................... 1997   275,000       1,189,676(4)          34,293          52,474          8,000
  Vice President of the Company          1996   265,000          15,000             76,050          --              7,950
    and Publisher and                    1995   245,000          15,000             58,050          --              4,500
    Chief Executive Officer,
    NEW HAVEN REGISTER

Allen J. Mailman........................ 1997   185,000       1,174,676(5)          64,091          56,510          5,550
  Vice President of Technology           1996   180,000           7,500             48,250          --              5,400
                                         1995   165,000          10,000             36,450          --              4,500

Trish K. Dresser........................ 1997   170,000       1,174,676(5)          34,336          56,510(6)       5,100
  Vice President of Marketing and        1996   165,000           7,500             25,933          --              4,950
    Promotion                            1995   142,500          12,000             19,800          --              4,275

------------------------

(1) All other annual compensation has been omitted because such compensation (which related only to perquisites and personal benefits) did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive.

(2) Prior to the Company's initial public offering of Common Stock in May 1997 (the "Offering"), the Company maintained a bonus plan (the "StarShare Plan"), which commenced in January 1992 and in which key employees were eligible to participate. Each participant received award units (the "StarShare Units") based on target percentages of his or her base salary. Each StarShare Unit represented a proportionate share of an aggregate dollar amount. Such dollar amount was based on certain performance measures related to the Company's compound annual growth in cash flow and revenue and reduction in debt and/or equity redemption over a three-year performance period. In general, StarShare Units granted under the StarShare Plan vest at the end of the third anniversary of the grant. Following the applicable vesting period, the values of the StarShare Units are paid to the participants in three annual installments, with interest paid on the second and third payments at the applicable treasury note rate from the first applicable payment date. The Company discontinued making grants under the StarShare Plan prior to completion of the Offering and all future payouts with respect to outstanding grants are payable solely in cash.

(3) These amounts represent the Company's matching contributions under the Company's 401(k) Plan and Supplemental 401(k) Plan.

(4) Includes Management Bonuses (as hereinafter defined) paid to these Named Executives pursuant to the Management Bonus Plan (as hereinafter defined) for past services to the Company and its predecessors in the following amounts: Mr. Jelenic, $10,337,142 ($5,685,428 in Common Stock and $4,651,714
    in cash); Ms. Clifton, $5,168,571 ($2,842,714 in shares of Common Stock and $2,325,857 in cash); and Mr. Rush, $1,174,676 ($646,072 in shares of Common
    Stock and $528,604 in cash). See "-- Compensation Pursuant to Plans--Management Bonus Plan."

(5) Reflects Management Bonuses paid to these Named Executives pursuant to the Management Bonus Plan. For each of Mr. Mailman and Ms. Dresser, such amount consisted of $646,072 in shares of Common Stock and $528,604 in cash. See "--Compensation Pursuant to Plans--Management Bonus Plan."

(6) These options were forfeited by Ms. Dresser in connection with her resignation in December 1997.

STOCK OPTION GRANTS

    The following table sets forth information regarding grants of options to purchase shares of Common Stock made by the Company during the fiscal year ended December 31, 1997 to each of the Named Executives. No stock appreciation rights ("SARs") were granted during 1997.

                             OPTION GRANTS IN 1997

                                                                                                  POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS                               VALUE
                                       ------------------------------------------------------      AT ASSUMED ANNUAL
                                        NUMBER OF     PERCENT OF                                  RATES OF STOCK PRICE
                                       SECURITIES    TOTAL OPTIONS                                  APPRECIATION FOR
                                       UNDERLYING     GRANTED TO      EXERCISE                       OPTION TERM(3)
                                         OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   --------------------------
NAME                                   GRANTED (#)      1997(1)      ($/SHARE)(2)    DATE          (5%)         (10%)
-------------------------------------  -----------  ---------------  -----------  -----------  ------------  ------------
Robert M. Jelenic....................     322,917(4)         16.5%    $   14.00     05/20/07   $  2,843,131  $  7,205,051
                                          322,917(4)         16.5         21.00     05/20/07        582,712     4,944,632

Jean B. Clifton......................     161,458(4)          8.2         14.00     05/20/07      1,421,561     3,602,414
                                          161,458(4)          8.2         21.00     05/20/07        291,355     2,472,309

William J. Rush......................      26,237(4)          1.3         14.00     05/20/07        231,004       585,410
                                           26,237(4)          1.3         21.00     05/20/07         47,345       401,751

Allen J. Mailman.....................      28,255(4)          1.4         14.00     05/20/07        248,772       630,437
                                           28,255(4)          1.4         21.00     05/20/07         50,987       432,652

Trish K. Dresser.....................      28,255(5)          1.4         14.00     05/20/07        248,772       630,437
                                           28,255(5)          1.4         21.00     05/20/07         50,987       432,652

------------------------

(1) The Company granted options to purchase a total of 1,959,992 shares of Common Stock during 1997.

(2) The exercise price was equal to or greater than the fair market value of the shares of Common Stock underlying the options on the grant date.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(4) Options vest and become exercisable in five equal annual installments beginning on the first anniversary date of the date of grant.

(5) These options were forfeited by Ms. Dresser in connection with her resignation from the Company in December 1997.

YEAR-END OPTION VALUES

    The following table sets forth information regarding the number and year-end value of unexercised options held at December 31, 1997 by each of the Named Executives. No SARs were exercised by the Named Executives during fiscal 1997.

                       FISCAL 1997 YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         "IN-THE-MONEY"
                                                                  OPTIONS AT FISCAL         OPTIONS AT FISCAL
                                                                    YEAR-END (#)               YEAR-END ($)
NAME                                                           EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
-------------------------------------------------------------  -----------------------  --------------------------
Robert M. Jelenic............................................          0/645,834               $0/$2,260,419
Jean B. Clifton..............................................          0/322,916                0/1,130,206
William J. Rush..............................................           0/52,474                0/183,659
Allen J. Mailman.............................................           0/56,510                0/197,785
Trish K. Dresser(2)..........................................                0/0                0/0

------------------------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $21.00 per share, the fair market value of the Common Stock issuable upon exercise of options at December 31, 1997 and the exercise price of the option, multiplied by the applicable number of options.

(2) These options were forfeited by Ms. Dresser in connection with her resignation from the Company in December 1997.

LONG-TERM INCENTIVE PLAN AWARDS

    The following table sets forth the awards under the StarShare Plan in 1997:

                                                                       PERFORMANCE OR         ESTIMATED FUTURE
                                                    NUMBER OF        OTHER PERIOD UNTIL            PAYOUTS
                                                SHARES, UNITS OR       MATURATION OR           UNDER NON-STOCK
NAME                                            OTHER RIGHTS (#)         PAYOUT(1)          PRICE-BASED PLANS(2)
----------------------------------------------  -----------------  ----------------------  -----------------------
Robert M. Jelenic.............................         33,000            March 15, 2000          $   330,000
Jean B. Clifton...............................         15,575            March 15, 2000              155,750
William J. Rush...............................          8,250            March 15, 2000               82,500
Allen J. Mailman..............................          5,550            March 15, 2000               55,500
Trish K. Dresser..............................          5,100            March 15, 2000               38,250

------------------------

(1) See Note (2) to the Summary Compensation Table.

(2) In connection with the discontinuance of the StarShare Plan, the maximum value of the 1997 awards was fixed.

COMPENSATION PURSUANT TO PLANS

    MANAGEMENT BONUS PLAN

    In recognition of certain management employees' prior services to the Company, the Company adopted a bonus plan (the "Management Bonus Plan") pursuant to which it awarded, upon pricing of the Offering, one-time special bonuses (each, a "Management Bonus" and collectively, the "Management Bonuses"). The Management Bonuses were comprised of 1,100,000 shares of Common Stock (the "Bonus Shares") valued upon award at $14.00 per share, and a cash portion that the Company expects will be used to satisfy recipients' tax obligations arising from the Management Bonuses. Each Management Bonus consisted of approximately 55% Common Stock and 45% cash. The Management Bonuses totaled approximately $28.0 million and were comprised of approximately $15.4 million in shares of Common Stock and $12.6 million in cash. The Management Bonuses were awarded to 36 employees of the Company, none of whom is an affiliate of EMWP. Each of the Named Executives received a Management Bonus. For details regarding the Management Bonuses paid to the Named Executives, see "--Summary Compensation Table."

    1997 STOCK INCENTIVE PLAN

    Prior to completion of the Offering, the Board adopted and the stockholders approved the Company's 1997 Stock Incentive Plan (the "1997 Plan"). Set forth below is a discussion of the material terms of the 1997 Plan.

    Subject to adjustment as provided in the 1997 Plan, the 1997 Plan authorizes the granting of up to 4,843,750 shares of Common Stock through (i) incentive stock options ("ISOs") and NQOs (in each case, with or without related SARs), to acquire Common Stock, (ii) awards of restricted shares of Common Stock ("Restricted Stock"), and (iii) performance units ("Performance Units") (collectively, "Awards") to such directors, officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates as may be designated by the Compensation Committee or such other committee of the Board as the Board may designate. All directors, officers, employees of, and consultants to the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and affiliates are eligible to receive Awards under the 1997 Plan, provided, that (i) consultants are not eligible to receive grants of ISOs and (ii) directors are eligible to receive only NQOs, as described below, and Restricted Stock. Approximately 180 persons are currently participating in the 1997 Plan. No participant in the 1997 Plan may be granted Awards covering in excess of 700,000 shares of Common Stock in any fiscal year. The aggregate number of shares available for Awards and the per-participant limitation are 4,843,750 and 2,000,000, respectively, subject to adjustment for certain changes in the Company's capitalization, such as stock dividends or stock splits. Each of the Named Executives received a grant of stock options during 1997. For details regarding the 1997 grants made to the Named Executives, see "--Summary Compensation Table" and "--Stock Option Grants."

    The Compensation Committee currently administers the 1997 Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards and has the power to fix vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some of its authority under the 1997 Plan.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly traded companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated other officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless the payments are made based upon the attainment of objective performance goals that are established by a committee of the Board, comprised solely of two or more outside directors of the Company, based upon business criteria and other material terms approved by stockholders. This limitation applies to the Company but did not apply to the Management Bonuses because they were issued prior to the Offering. The 1997 Plan is designed so that options and SARs granted with a fair market value exercise price, and awards of Common Stock designated as "Performance Awards" (as described below), that are made to Covered Employees will be considered performance-based and hence fully deductible. However, the Compensation Committee will have the discretion to grant awards to Covered Employees that will not qualify for the exemption from Section 162(m). Moreover, in certain cases such as death or disability (as described below), Performance Awards may become payable even though the performance goals are not met, in which event the Performance Awards will not be exempt from Section 162(m) and the Company might lose part or all of its tax deduction.

    Under the terms of the 1997 Plan, the Compensation Committee may from time to time grant options to purchase shares of Common Stock at a price (generally payable in cash and/or shares of Common Stock) determined by the Compensation Committee which in the case of ISOs may not be less than the Fair Market Value (as defined in the 1997 Plan) of the shares of Common Stock, as determined by the mean between the highest and lowest sale prices on the New York Stock Exchange or such other exchange on which the Common Stock is listed on the date the option is granted. Generally, options may not be exercised later than ten years after the date of grant. The Compensation Committee may also grant SARs related to the options granted under the 1997 Plan. A SAR would entitle the holder thereof to receive, upon exercise, the appreciation from the option price to the fair market value of the shares of Common Stock on the date of exercise, such appreciation being payable in cash and/or in shares of Common Stock as determined by the Compensation Committee. Exercise of a SAR cancels the related option to the extent of such exercise, and the shares of Common Stock related thereto are not available for future grants under the 1997 Plan.

    The Compensation Committee determines the times at which an option may be exercised. Except as otherwise determined and as set forth below, an option may only be exercised during employment or generally during the three months following termination of employment for any reason other than death, permanent disability, retirement or cause. Upon termination of employment for cause, an option may no longer be exercised. Stock options generally may be exercised during the period of one year after death if the optionee is still in the employ of the Company or any of its subsidiaries or affiliates at the time of death, to the extent exercisable at the time of termination by death. After termination of an optionee's employment with the Company or any of its subsidiaries or affiliates on account of permanent disability, stock options generally may be exercised during the period of three years after the date of termination to the extent exercisable at the time of termination; provided, that in the event of death prior to expiration of the option term following termination of employment for permanent disability, options generally may be exercised during the period of one year following the date of death, to the extent exercisable at the time of death. After an optionee retires from the Company or any of its subsidiaries or affiliates, the optionee's stock options generally may thereafter be exercised to the extent to which they were exercisable at the time of the optionee's retirement and may be exercised at any time during the one-year period following retirement (or such shorter period as the Compensation Committee determines); provided, that in the event of death prior to the expiration of the option, options generally may be exercised during the period of one year following the date of death.

    The 1997 Plan provides that the Compensation Committee may establish option exercise procedures for purposes of permitting an optionee to defer receipt of compensation beyond the date of the option exercise.

    Under the 1997 Plan, the Compensation Committee may also make awards of Restricted Stock. The Committee may condition the grant or vesting of such awards on the attainment of certain performance goals and/or upon the participant's continued service with the Company or any of its subsidiaries or affiliates. During the period (the "Restricted Period") commencing with the grant of Restricted Stock and ending on attainment of the applicable performance goals or satisfaction of the requisite period of service, the participant is not permitted to sell, transfer, assign or otherwise dispose of the Restricted Stock. The participant generally has the right during the Restricted Period to vote the Restricted Stock and to receive cash dividends paid thereon. However, the Compensation Committee may determine that such cash dividends be deferred and reinvested in additional Restricted Stock and that dividends payable in Common Stock be paid in Restricted Stock. Upon termination of employment prior to the end of the Restricted Period, the Restricted Stock will be forfeited, although the Compensation Committee may waive any remaining restrictions upon termination of employment due to retirement or involuntary termination of employment other than for cause.

    The Compensation Committee may award Performance Units. The Compensation Committee may condition the vesting of such Performance Units on the attainment of specified levels of one or more performance goals described below and/or upon the continued service of the participant. The Performance Units may not be sold, assigned or otherwise transferred during the period (the "Performance Cycle") over which the Performance Units are to be earned. Upon termination of employment prior to the end of the Performance Cycle, the Performance Units will be forfeited, although the Compensation Committee may waive any remaining payment limitations, except as described in the immediately following paragraph, upon termination of employment due to retirement or involuntary termination other than for cause. Subject to the Compensation Committee's approval, a participant may, generally prior to commencement of the Performance Cycle, elect to defer receipt of cash or shares in settlement of the Performance Units. At the end of the Performance Cycle, the Compensation Committee will determine which Performance Units have been earned and will cause to be delivered to the participant a number of shares equal to the number of Performance Units deemed by the Compensation Committee to have been earned or cash equal to the fair market value of such shares.

    The Compensation Committee may designate an award of Restricted Stock or Performance Units to a Covered Employee as a qualified performance-based award ("Performance Award") and condition the vesting of such awards upon the attainment of specified levels of one or more of the following performance goals: earnings per share and/or return on equity. The Compensation Committee does not have the power to waive achievement of such goals, except upon the death or disability of the participant.

    The 1997 Plan provides that the Compensation Committee may establish procedures for the distribution of shares distributable pursuant to Performance Units for purposes of permitting an awardee to defer compensation.

    At the time any Award under the 1997 Plan is granted, the Compensation Committee may grant the participant the right to receive a cash payment in an amount specified by the Compensation Committee, to be paid when the award results in compensation income to the participant and to help the participant pay the resulting taxes.

    The 1997 Plan also provides that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates and is not an officer, director or employee of EMWP or one of its affiliates will receive, during the term of his or her directorship, an annual grant of NQOs to purchase 10,000 shares of Common Stock on terms and conditions specified by the Compensation Committee.

    The 1997 Plan provides for the use of authorized but unissued shares of Common Stock or treasury shares. To the extent that treasury shares are not used, authorized but unissued shares of Common Stock of the Company have been reserved for issuance upon exercise of options or distribution of Awards granted under the 1997 Plan.

    No Awards may be granted under the 1997 Plan after May 6, 2007, but Awards theretofore granted may extend beyond that date. The 1997 Plan may be amended or discontinued by the Board at any time, but no termination may impair the rights of any holders of options or Awards granted prior thereto without such holder's consent. Subject to certain limitations, the Compensation Committee may amend the terms of any Award retroactively or prospectively, but the 1997 Plan does not permit the Compensation Committee to cause a Performance Award to fail to be exempt from Section 162(m) or impair the rights of any holder without the holder's consent. The Compensation Committee has the power to interpret the 1997 Plan and to make all other determinations necessary or advisable for its administration.

    The Company has filed a registration statement covering the issuance of shares of Common Stock pursuant to the 1997 Plan.

    PENSION PLAN

    Mr. Rush participates in the Journal News, Inc. Retirement Plan (the "JNI Retirement Plan"), which is a noncontributory defined benefit pension plan covering substantially all non-union employees of certain of the Company's subsidiaries. The JNI Retirement Plan provides for normal retirement benefits on the later of the date on which the participant attains age 65 or the fifth anniversary of such participant's becoming a JNI Retirement Plan participant. Annual normal retirement benefits are based on career average pay and generally consists of the sum of the following: (i) for each year after 1993, 1% of the participant's "covered compensation" plus 1.5% of compensation in excess of "covered compensation," (ii) if the participant also participated in the predecessor pension plan, 1.5% of the participant's average annual compensation for 1988-1993, times years of service through October 31, 1993, minus 1.25% of the participant's Social Security benefit, times years of service through October 31, 1993 (up to 40) and (iii) for the period from November 1, 1993 through December 31, 1993, 1% of compensation for such period, up to $3,786, plus 1.5% of the compensation for such period in excess of $3,786. "Covered compensation" is the average of the taxable Social Security wage bases for the 35 years ending in the year of retirement. As of December 31, 1997, Mr. Rush had 28 years of service. Mr. Rush's annual normal retirement benefit based upon 32 years of credited service is projected to be $71,862.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company did not have a Compensation Committee prior to May 1997. Officers' compensation was determined by Messrs. Jelenic and Vogelstein. In May 1997, the Board formed the Compensation Committee. The current members of the Compensation Committee are Messrs. Karp, Purcell and Lawrence. See "Certain Transactions."

                        BOARD AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    Prior to May 1997, the Company did not have a Compensation Committee. As a result, prior to such time the Board established the Company's general compensation policies and made the specific determinations regarding the compensation arrangements for the Company's Chief Executive Officer and Chief Financial Officer. The current members of the Compensation Committee are Messrs. Karp, Purcell and Lawrence. Mr. Vogelstein also served as a member of the Compensation Committee from May 1997 to September 1997. The Compensation Committee oversees the compensation policies applicable to all employees, including the executive officers, has the responsibility for establishing the specific compensation packages for the Company's Chief Executive Officer and Chief Financial Officer, and has the primary responsibility for administering the 1997 Plan.

EXECUTIVE COMPENSATION POLICY

    The Company's compensation program is designed to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company;
(3) to recognize individual performances and achievements as well as the performance of the Company relative to that of certain of its peers; and (4) commencing with the completion of the Offering, to link the interests of its senior management with the long-term interests of the Company's stockholders. During 1997, the Company's compensation program consisted of base salary, an annual incentive bonus, a special one-time bonus, a long-term incentive plan award and a grant of stock options. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties. The purpose of annual incentive bonuses is to provide recognition for favorable performance and achievement of intermediate-term objectives while the purpose of long-term incentive plan awards and stock option grants is to provide incentives and rewards for long-term performance and to motivate long-term strategic planning. During 1997, the Company discontinued the StarShare Plan, which was designed to provide appropriate incentives to the Company's employees in a non-public environment. The Company generally establishes base salary, annual incentive bonuses and other compensation awards primarily based on job responsibilities, prior job performance and Company and/or unit performance.

    BASE SALARIES. Base salaries for the Company's executive officers are established annually and when there is a significant change in the executive's level of responsibility. During 1997, the Company did not utilize any formal survey or other compilation of empirical data on executive compensation paid at other companies. Instead, executive compensation was determined based on a number of factors, including the responsibilities, experience, performance and potential of the executive officers and their period of service at current salary levels. In addition, the Company also considered the financial results of the Company and/or unit and certain non-financial measures. The base salary of $825,000 paid to the Company's Chief Executive Officer in 1997 reflected a 3.1% increase over his 1996 base salary. The stock option grant and the one-time bonus grant discussed below, demonstrates the Company's concerted effort during 1997 to transition the Company's compensation program from one based purely on cash to one containing a significant equity component.

    INCENTIVE BONUSES. The Company's executive officers are eligible to receive annual incentive bonuses which are linked to the operating performance of the Company and/or the operating unit(s) for which they are responsible. The annual incentive bonus is designed to reward selected key employees of the Company who contributed materially to the success of the Company during the most recent fiscal year, thus enabling them to participate in that success as well as providing future incentives. In determining the amount of incentive bonus awarded, the Company takes into account a number of factors including the individual's level of responsibility, performance and achievement of their annual performance goals. For 1997, the Company's Chief Executive Officer received an annual incentive bonus of $160,000. Such bonus amount was determined based on a number of factors, including the achievement of the Company's 1997 goals which included the Company's acquisitions completed during the year and the Company's successful completion of its Offering.

    In recognition of the prior services of certain members of the Company's management during the preceding seven years, immediately prior to the Offering the Company adopted the Management Bonus Plan pursuant to which the Company awarded one-time special bonuses composed of approximately 55% Common Stock and 45% cash. The cash component of the award was designed to cover anticipated tax liabilities which the recipient would incur as a result of the receipt of shares of Common Stock. Each of the Company's executive officers, including each of the Named Executives, received a special bonus during 1997. The special one-time bonus grant made to the Company's Chief Executive Officer was designed to provide him with a meaningful equity interest in the Company.

    LONG-TERM INCENTIVES. Prior to the Offering, the Company maintained the StarShare Plan which provided for the grant of units based on target percentages of a participant's base salary. Each unit represented a proportionate share of an aggregate dollar amount, which was determined based upon certain performance measures related to the Company's compound annual growth in cash flow and revenue and reduction in debt and/or equity redemption over specified three-year performance periods. In general, the units vested at the end of the third anniversary of the date of grant, following which the value of the units were paid to participants over a three-year period. As indicated above, the StarShare Plan was discontinued in May 1997 and replaced with the 1997 Plan as part of the Company's efforts to add an equity component to executive officer compensation arrangements. The value of the units granted to the Company's Chief Executive Officer in 1997 under the StarShare Plan is fixed at $330,000 and will be paid over a three-year period commencing March 15, 2000.

    Since May 1997, the Company has been utilizing stock options as a means of providing long-term incentives to members of the Company's management. All stock option awards are granted with an exercise price of at least 100% of fair market value of the Common Stock on the date of grant and currently vest in increments of 20% annually. Currently, no specific formula is used to determine the number of options granted to employees but instead awards are based on an evaluation of each individual's overall past and expected future contribution to the Company. The 1997 Plan also provides for the grant of other forms of long-term awards including restricted stock, SARs and performance units. The Company's Chief Executive Officer received a grant of 645,834 options during 1997, 322,917 of which have an exercise price of $14.00 and 322,917 of which have an exercise price of $21.00.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    In connection with making decisions with respect to executive compensation, the Company has taken into account, as one of the factors considered, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to Covered Employees.

    Respectfully submitted,

       John L. Vogelstein (as a director and member of the Compensation Committee from May 1997 to September 1997)

       Douglas M. Karp (from May 1997, both as a director and member of the Compensation Committee)

       Sidney Lapidus (as a director)

       Joseph A. Lawrence (as a director and member of the Compensation
       Committee)

       John R. Purcell (as a director and member of the Compensation Committee)

       Robert M. Jelenic (as a director)

       Jean B. Clifton (as a director)

                              CERTAIN TRANSACTIONS

    In December 1994, the Company issued approximately $55.0 million of Senior Subordinated Notes and $55.0 million of Subordinated Notes to affiliates of EMWP (collectively, Warburg, Pincus). The Company repaid the Senior Subordinated Notes in full during 1995, $27.5 million principal amount of Subordinated Notes during 1995 and the outstanding principal amount of and accrued and unpaid interest on the Subordinated Notes in May 1997. The Company believes that the terms of such Senior Subordinated Notes and such Subordinated Notes were at least as favorable as those which would have been obtainable by the Company from an unaffiliated source.

    In December 1994, the Company redeemed all of its issued and outstanding Senior Preferred Stock held by Warburg, Pincus for its face value of approximately $18.0 million plus dividends in arrears of approximately $20.0 million. In addition, the Company redeemed all of its issued and outstanding Serial Preferred Stock held by Warburg, Pincus for its face value of approximately $23.0 million. The Company believes that the terms of such Preferred Stock were at least as favorable as those which would have been obtainable by the Company from an unaffiliated source.

    A predecessor (the "Predecessor") of the Company and each of the stockholders of two subsidiaries (collectively, the "Exchange Subsidiaries") of the Company entered into an Exchange Agreement (the "Exchange Agreement") dated as of December 21, 1994. Pursuant to the Exchange Agreement, the Predecessor, a limited liability company, issued to Warburg, Pincus an aggregate of 997,410 Class A Membership Interests and 997,410 Class B Membership Interests in the Predecessor in exchange for the stock of the Exchange Subsidiaries held by Warburg, Pincus.

    In connection with the Offering, Warburg, Pincus executed a voting agreement pursuant to which it agreed with the Company that, with respect to any matter brought to a stockholder vote, Warburg, Pincus will vote in its own discretion shares representing no more than 50% of the voting power of the Company's shares entitled to vote on the applicable matter. The shares owned by Warburg, Pincus which represent in excess of such 50% will be voted in the same proportion as the shares voted by the other stockholders on the applicable matter.

    Pursuant to a registration rights agreement, Warburg, Pincus and certain individuals are entitled to certain registration rights with respect to their respective shares of capital stock of the Company aggregating approximately 36,556,250 shares.

    In recognition of certain management employees' prior services to the Company, the Company paid the Management Bonuses. The Company has filed a registration statement covering the Bonus Shares. See "Executive
Compensation--Compensation Pursuant to Plans--Management Bonus Plan."

    In addition, Mr. Jelenic, Ms. Clifton, Messrs. Rush and Mailman and Ms. Dresser were granted options to purchase 322,917, 161,458, 26,237, 28,255 and 28,255 shares of Common Stock, respectively, at an exercise price per share of $14.00 and options to purchase 322,917, 161,458, 26,237, 28,255 and 28,255 shares of Common Stock, respectively, at an exercise price per share of $21.00. See "Executive Compensation--Stock Option Grants."

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 25, 1998, by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executives, and (iv) all executive officers and directors of the Company, as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

                                                                                 AMOUNT AND NATURE
                                                                                   OF BENEFICIAL      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                OWNERSHIP(1)          CLASS
-------------------------------------------------------------------------------  ------------------  ---------------
Warburg, Pincus Capital Company, L.P.(2).......................................       24,248,774             50.1%
  466 Lexington Avenue
  New York, NY 10017
Warburg, Pincus Investors, L.P.(2).............................................       12,086,349             25.0
  466 Lexington Ave.
  New York, NY 10017
Douglas M. Karp(2)(3)..........................................................       36,457,927             75.3
Sidney Lapidus(2)(3)...........................................................       36,457,927             75.3
John L. Vogelstein(2)(3).......................................................       36,457,927             75.3
Robert M. Jelenic(4)...........................................................          535,269              1.1
Jean B. Clifton(4)(5)..........................................................          269,048            *
John R. Purcell(6).............................................................           32,100            *
Joseph A. Lawrence.............................................................            1,750            *
William J. Rush(4).............................................................           56,643            *
Allen J. Mailman(4)(7).........................................................           59,250            *
Trish K. Dresser...............................................................           46,148            *
All directors and executive officers as a group (10 persons)...................       37,509,370             77.1%

------------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 25, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The sole general partner of Warburg, Pincus Capital Company, L.P. ("WPCC") and Warburg, Pincus Investors, L.P. ("Investors") is Warburg, Pincus & Co. ("WP"), a New York general partnership. EMWP manages WPCC and Investors. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the Managing Partner of WP, the Chairman of the Board, Chief Executive Officer and Managing Member of EMWP and Managing Partner of Pincus & Co., a New York partnership, whose primary activity is the ownership of interests in WP and EMWP. WP has a 20% interest in the profits of WPCC and Investors, as the General Partner. Douglas M. Karp and Sidney Lapidus, directors of the Company, are Members and Managing Directors of EMWP and General Partners of WP. John L. Vogelstein, a director of the Company, is a Member, Vice Chairman and President of EMWP and a General Partner of WP. As such, Messrs. Karp, Lapidus and Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in an indeterminate portion of the shares beneficially owned by WPCC, Investors and WP. See Note 3 on the following page.

(3) All of the shares indicated as owned by Messrs. Karp, Lapidus and Vogelstein are owned directly by WPCC, Investors or Warburg, Pincus Capital Partners Liquidating Trust, a New York trust ("WPLT"), and are included because of their affiliation with WPCC, Investors and WPLT. The principal business of WPLT is to manage the orderly liquidation of the assets formerly held by Warburg, Pincus Capital Partners, L.P., a Delaware limited partnership ("WPCP"), that was formerly engaged in making venture capital and related investments, whose partnership agreement terminated on September 30, 1997. Prior to termination of the partnership agreement, WPCP distributed an aggregate of 122,804 shares of Common Stock to WPLT. The trustees of WPLT are Lionel I. Pincus, John L. Vogelstein and Stephen Distler.

    Messrs. Karp, Lapidus and Vogelstein disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. The address of Messrs. Karp, Lapidus and Vogelstein is c/o E.M. Warburg, Pincus and & Co., LLC, 466 Lexington Avenue, New York, New York 10017. See Note 2 on the previous page.

(4) Includes shares of Common Stock which these individuals have the right to acquire through the exercise of stock options within 60 days of March 25, 1998 as follows: Robert M. Jelenic, 129,167; Jean B. Clifton, 64,583; William J. Rush, 10,495; and Allen J. Mailman, 11,302.

(5) Includes 50 shares owned by Ms. Clifton's spouse, 714 shares held by Ms. Clifton as custodian for her son and 600 shares held by Ms. Clifton as custodian for the benefit of her nieces and nephews.

(6) Includes 7,850 shares of Common Stock owned by Mr. Purcell's spouse. Mr. Purcell disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(7) Includes 1,800 shares of Common Stock owned by Mr. Mailman's spouse.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following graph shows a comparison of cumulative total returns on the Common Stock against the cumulative total return for the Standard & Poors ("S&P") 500 Index and the S&P Publishing/ Newspaper Index. The graph assumes an investment of $100 on May 8, 1997 (the date the Common Stock began trading on the New York Stock Exchange) in the Common Stock, the S&P 500 Index and the S&P Publishing/Newspaper Index. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 COMPARISON OF 8 MONTHS CUMULATIVE TOTAL RETURN*
Among Journal Register Company, The S&P 500 Index
and the S&P Publishing (Newspapers) Index
                                                       The Company    The S&P 500 Index   S&P Publishing/Newspaper Index
8-May                                                         $100                 $100                             $100
31-Dec                                                         150               122.56                           144.06

                                                                                CUMULATIVE TOTAL VALUES*($)
                                                                        --------------------------------------------
                                                                                         THE S&P    S&P PUBLISHING/
1997                                                                     THE COMPANY    500 INDEX   NEWSPAPER INDEX
----------------------------------------------------------------------  -------------  -----------  ----------------
May 8.................................................................    $  100.00     $  100.00      $   100.00
December 31...........................................................    $  150.00     $  122.56      $   144.06

* $100 invested on May 8, 1997 in Common Stock or index, including reinvestment of dividends, fiscal year ending December 31.

      PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board desires to obtain stockholder ratification of the resolution appointing Ernst & Young LLP, MetroPark, New Jersey, as independent auditors for the Company for fiscal year 1998. Ernst & Young LLP served as the Company's auditors for the fiscal year ended December 31, 1997.

    If the appointment of Ernst & Young LLP is not ratified, the adverse vote will be considered as an indication to the Board that it should select other independent auditors for the following fiscal year. Given the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal year 1998 will be permitted to stand unless the Board finds other good reason for making a change.

    A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1998.

                             COSTS OF SOLICITATION

    The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board knows of no other matters which will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, certain officers and greater than 10% stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1997.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Stockholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 1999 Annual Meeting of Stockholders must be mailed to the Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, and must be received by the Secretary on or before December 1, 1998, except under certain circumstances. See "General Information Relating to the Board -- Committees of the Board."

                                 ANNUAL REPORT

    A copy of the Company's 1997 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Diane B. Pardee, Vice President of Corporate Communications, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, telephone (609) 396-2200.

                                          By Order of the Board of Directors,

                                          /s/ Jean B. Clifton

                                          Jean B. Clifton
                                          SECRETARY

Trenton, New Jersey
March 31, 1998

                               JOURNAL REGISTER COMPANY
                                 STATE STREET SQUARE
                                 50 WEST STATE STREET
                            TRENTON, NEW JERSEY 08608-1298
                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 15, 1998

Dear Stockholder:

       The Annual Meeting of Stockholders of Journal Register Company will be held at 10:00 a.m. on Friday, May 15, 1998 at the Merrill Lynch Corporate Center, 900 Scudders Mill Road, Plainsboro, New Jersey, for the following purposes:

1. To elect two Class A directors to hold office until the 2001 Annual Meeting of Stockholders.

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal 1998.

3. To transact such other business as may properly be presented at the 1998 Annual Meeting or any adjournments or postponements thereof.

Only holders of Common Stock of Journal Register Company of record at the close of business on March 26, 1998 will be entitled to vote at the meeting or any adjournments or postponements thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the Annual Meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach, sign and bring this letter to the meeting as an admission ticket. Directions to the meeting are on the reverse side.


                                       By Order of the Board of Directors

March 31, 1998                                   Jean B. Clifton
                                                 SECRETARY


------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                            JOURNAL REGISTER COMPANY
                          PROXY/VOTING INSTRUCTION CARD

       This proxy is solicited on behalf of the Board of Directors of Journal Register Company for the Annual Meeting on May 15, 1998.

       The undersigned appoints Robert M. Jelenic and Jean B. Clifton, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Journal Register Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 1998 and at any adjournment or postponement thereof, as indicated on the reverse side.

       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.


                                       Journal Register Company Proxy
                                       PO Box 11422
                                       New York, NY 10203-0422

(Continued, and to be signed and dated on reverse side.)

                                   ADMISSION TICKET

                               JOURNAL REGISTER COMPANY

                           ANNUAL MEETING OF STOCKHOLDERS
                             MAY 15, 1998 AT 10:00 A.M.
                           MERRILL LYNCH CORPORATE CENTER
                               900 SCUDDERS MILL ROAD
                               PLAINSBORO, NEW JERSEY

                               ADMITS ONE STOCKHOLDER

                                    Directions:

From Philadelphia:

Take Interstate 95 North to U.S. Route 1 North (Exit 29A-Morrisville). Follow U.S. Route 1 North (to Trenton)approximately 6 miles to toll bridge (no toll North bound) entering into New Jersey. Continue on U.S. Route 1 North approximately 12 miles to Scudders Mill Road. Bear right onto Scudders Mill Road. Follow to third traffic light and make a right for 900 entrance to Conference and Training Center.

From New York:

Take the New Jersey Turnpike South to Exit 8A. Immediately after toll booth, bear right onto Route 32 West. Take Route 32 West approximately 1 mile to Route 130 South. At the traffic light, turn left onto 130 South and proceed approximately 1.7 miles to the traffic light at Dey Road. Turn right onto Dey Road and proceed approximately 4.3 miles to traffic light at Scudders Mill Road. Turn right onto Scudders Mill Road. Follow to second traffic light and make left for 900 entrance to Conference and Training Center.


------------------------------------------------------------------------------
                                 FOLD AND DETACH HERE

                             WITHHOLD
                            AUTHORITY
   FOR all               to vote for all
nominees listed          nominees listed
    below                      below                 *EXCEPTIONS

     / /                       / /                       / /

1. Election of Class A Directors

Nominees: Douglas M. Karp and John R. Purcell

*Exceptions
           ----------------------------

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.

2. To ratify the appointment                  For / /     Withheld / /
by the Board of Directors of
Ernst & Young LLP as
independent auditors for the
Company for fiscal year 1998.

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Change of Address or Comments Mark Here     / /



           [ADDRESS AREA]



The signature on the Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

DATED                 , 199
      ----------------     --
SIGNED
       ----------------------
SIGNED
       ----------------------

Votes MUST be indicated (x) in Black or Blue ink.  / /

Please sign, date and return this proxy in the enclosed postage prepaid envelope.